Exhibit 1.1

EXECUTION COPY

BERKSHIRE HILLS BANCORP, INC.
(a Delaware corporation)

4,637,690 Shares of Common Stock
($0.01 Par Value Per Share)

UNDERWRITING AGREEMENT

May 22, 2017

Sandler O’Neill & Partners, L.P.
as Representative of the several Underwriters
1251 Avenue of the Americas, 6th Floor
New York, NY 10020

Ladies and Gentlemen:

Berkshire Hills Bancorp, Inc., a Delaware corporation (the “Company”), confirms its agreement with Sandler O’Neill & Partners, L.P. (“Sandler O’Neill” or an “Underwriter”) and each of the other underwriters named in Schedule A hereto (collectively, the “Underwriters,” which term shall also include any underwriter substituted as hereinafter provided in Section 10 hereof), for whom Sandler O’Neill is acting as representative (in such capacity, the “Representative”) with respect to (i) the sale by the Company, and the purchase by the Underwriters, acting severally and not jointly, of 4,637,690 shares of common stock, $0.01 par value per share, of the Company (“Common Stock”), and (ii) the grant by the Company to the Underwriters, acting severally and not jointly, of the option described in Section 2(b) hereof to purchase all or any part of 695,653 additional shares of Common Stock. The aforesaid 4,637,690 shares of Common Stock (the “Initial Securities”) to be purchased by the Underwriters and all or any part of the 695,653 shares of Common Stock subject to the option described in Section 2(b) hereof (the “Option Securities”) are hereinafter called, collectively, the “Securities.”

The Company understands that the Underwriters propose to make a public offering of the Securities as soon as the Underwriters deem advisable after this Agreement has been executed and delivered.

The Company has filed with the Securities and Exchange Commission (the “Commission”) an “automatic shelf registration statement” (as defined in Rule 405 (“Rule 405”) of the rules and regulations (the “1933 Act Regulations”) of the Commission under the Securities Act of 1933, as amended (the “1933 Act”)) on Form S-3 (No. 333-207429) covering the registration of certain securities, including the Securities, under the 1933 Act and the 1933 Act Regulations, which registration statement, and any post-effective amendment thereto, became effective upon filing under Rule 462(e) of the 1933 Act Regulations (“Rule 462(e)”). Such registration statement, at any given time, including any amendments thereto existing at such time, the exhibits and any schedules thereto on file with the Commission at such time, the information incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933

Act at such time and the information otherwise deemed to be a part thereof or included therein at such time by the 1933 Act Regulations, is referred to herein as the “Registration Statement,” Promptly after execution and delivery of this Agreement, the Company will prepare and file a prospectus supplement relating to the Securities with the Commission in accordance with the provisions of Rule 430B of the 1933 Act Regulations (“Rule 430B”) and Rule 424(b) of the 1933 Act Regulations (“Rule 424(b)”). Any information included in such prospectus supplement that was omitted from the Registration Statement or any post-effective amendment thereto that is deemed to be part thereof and included therein pursuant to Rule 430B is referred to herein as the “Rule 430B Information.” The final prospectus and prospectus supplement relating to the Securities, including the documents incorporated by reference or deemed to be incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act, in the form first furnished to the Underwriters for use in connection with the offering of the Securities, are collectively referred to herein as the “Final Prospectus.” Any prospectus and prospectus supplement used in connection with the offering of the Securities that omitted the Rule 430B Information is herein called a “Preliminary Prospectus.” For purposes of this Agreement, all references to the Registration Statement, the Final Prospectus, any Preliminary Prospectus, any Issuer-Represented Free Writing Prospectus (as defined below) or the General Disclosure Package or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system (“EDGAR”).

All references in this Agreement to financial statements and schedules and other information which is “contained,” “included” or “stated” in the Registration Statement, the General Disclosure Package or the Final Prospectus (or other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information which is incorporated by reference in the Registration Statement, the General Disclosure Package or the Final Prospectus, as the case may be; and all references in this Agreement to amendments or supplements to the Registration Statement, the General Disclosure Package or the Final Prospectus shall be deemed to mean and include the filing of any document under the Securities Exchange Act of 1934, as amended (the “1934 Act”), which is incorporated by reference in the Registration Statement, such Preliminary Prospectus or the Final Prospectus, as the case may be. All references to the Registration Statement, the General Disclosure Package or the Final Prospectus shall be deemed to include the information incorporated by reference in each such document.

SECTION 1.                  Representations and Warranties and Agreements.

(a)        Representations and Warranties by the Company. The Company represents and warrants to the Underwriters as of the date hereof, as of the Applicable Time, as of the Closing Time referred to in Section 2(c) hereof, and as of each Date of Delivery (if any) referred to in Section 2(b) hereof, and agrees with the Underwriters, as follows:

(i)           Status as Well-Known Seasoned Issuer. (A) At the time of filing the Registration Statement, (B) at the time of each subsequent amendment to the Registration Statement for the purposes of complying with Section 10(a)(3) of the 1933 Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the 1934 Act or form of prospectus), (C) at the time the Company

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or any person acting on its behalf (within the meaning, for this subsection only, of Rule 163(c) of the 1933 Act Regulations) made any offer relating to the Securities in reliance on the exemption of Rule 163 of the 1933 Act Regulations (“Rule 163”) and (D) at the date hereof, the Company was and is a “well-known seasoned issuer” (as defined in Rule 405), including not having been and not being an “ineligible issuer” (as defined in Rule 405). The Registration Statement is an “automatic shelf registration statement” (as defined in Rule 405), and the Securities, as of the date of their registration on the Registration Statement, were, and, as of the date hereof and as of the Closing Time and each Date of Delivery (if any), remain, eligible for registration by the Company on an “automatic shelf registration statement” under Rule 405. The Company has not received from the Commission any notice pursuant to Rule 401(g)(2) of the 1933 Act Regulations objecting to the use of the automatic shelf registration statement form.

(ii)           Registration Statement, Prospectus and Disclosure Package at the Applicable Time. The Registration Statement became effective upon filing under Rule 462(e) on October 15, 2015 and any post-effective amendment to the Registration Statement also become effective upon filing under Rule 462(e). No stop order suspending the effectiveness of the Registration Statement has been issued under the 1933 Act and, to the knowledge of the Company, no proceedings for that purpose have been instituted or are pending or are contemplated by the Commission, and any request on the part of the Commission for additional information has been complied with.

Any offer that is a written communication relating to the Securities made by the Company or any person acting on its behalf (within the meaning, for this subsection only, of Rule 163(c) of the 1933 Act Regulations) prior to the filing of the Registration Statement or any amendment thereto has been filed with the Commission in accordance with the exemption provided by Rule 163 and otherwise complied with the requirements of Rule 163, including, without limitation, the legending requirement, to qualify such offer for the exemption from Section 5(c) of the 1933 Act provided by Rule 163.

At the time the Registration Statement became effective, at each deemed effective date with respect to the Securities pursuant to Rule 430B(f)(2) of the 1933 Act Regulations, at the Closing Time and on any date on which Option Securities are purchased, if such date is not as of the date of the Closing Time on the Date of Delivery, the Registration Statement complied, complies and will comply in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations, and did not, does not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. Neither the Final Prospectus nor any amendment or supplement thereto, when read together with the Final Prospectus, at the time the Final Prospectus or any such amendment or supplement was issued, at the Applicable Time, at the Closing Time and on any date on which Option Securities are purchased, if such date is not as of the date of the Closing Time on the Date of Delivery, included or will include an untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. Any Preliminary Prospectus and the Final Prospectus complied, when filed with the Commission, in all material respects with the 1933 Act and 1933 Act

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Regulations, and any Preliminary Prospectus and the Final Prospectus delivered to the Underwriters for use in connection with the offering of the Securities was identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

As of the Applicable Time, the General Disclosure Package did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

As used in this subsection and elsewhere in this Agreement:

“Applicable Time” means 8:15 a.m. (Eastern time) on May 22, 2017.

“General Disclosure Package” means (i) the Statutory Prospectus (as defined below), (ii) the Issuer General Use Free Writing Prospectuses (as defined below), if any, and (iii) the information listed on Schedule C hereto, considered together as of the Applicable Time.

“Issuer General Use Free Writing Prospectus” means any Issuer-Represented Free Writing Prospectus that is intended for general distribution to prospective investors (other than a “bona fide electronic road show,” as defined in Rule 433), as evidenced by its being specified in Schedule B hereto.

“Issuer-Represented Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433 of the 1933 Act Regulations (“Rule 433”), relating to the Securities that (i) is required to be filed with the Commission by the Company or (ii) is a “road show that is a written communication” within the meaning of Rule 433(d)(8)(i), whether or not required to be filed with the Commission or (iii) is exempt from filing pursuant to Rule 433(d)(5)(i) because it contains a description of the Securities or of the offering that does not reflect the final terms, in each case in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g).

“Statutory Prospectus” as of any time means the prospectus relating to the Securities that is, immediately prior to that time, either included in the Registration Statement or deemed to be a part thereof, including any document incorporated therein by reference immediately prior to that time and any preliminary prospectus supplement deemed to be a part thereof.

Each Issuer-Represented Free Writing Prospectus, when considered together with the General Disclosure Package as of the Applicable Time, did not contain any untrue statement of material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances in which they were made, not misleading and did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement or the Final Prospectus, including any document incorporated by reference therein and any

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preliminary or other prospectus deemed to be a part thereof that, in each case, has not been superseded or modified.

The representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement, the General Disclosure Package or the Final Prospectus made in reliance upon and in conformity with any Underwriter’s Information (as defined in Section 6(a)(iii) below).

(iii)          Incorporated Documents. The documents incorporated or deemed to be incorporated by reference in the Registration Statement, the General Disclosure Package and the Final Prospectus, at the time they were or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements of the 1934 Act and the rules and regulations of the Commission thereunder (the “1934 Act Regulations”), and, when read together with the other information in the Registration Statement, the General Disclosure Package and the Final Prospectus, at the time the Registration Statement became effective, or any amendment thereto became effective, at the Applicable Time, at the time the Final Prospectus was issued, at the Closing Time and on each Date of Delivery (if any), did not and will not contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

(iv)         Independent Accountants. PricewaterhouseCoopers LLP, the independent registered public accounting firm that certified the financial statements and supporting schedules of the Company included in or incorporated by reference into the Registration Statement, the General Disclosure Package and the Final Prospectus is an independent registered public accounting firm as required by the 1933 Act and the 1933 Act Regulations. With respect to the Company, to the Company’s knowledge, PricewaterhouseCoopers LLP has not been in violation of the auditor independence requirements of the Sarbanes-Oxley Act of 2002 (“Sarbanes-Oxley Act”) and the related rules and regulations of the Commission.

(v)          Financial Statements. The financial statements, audited and unaudited (including all notes and schedules thereto) included in or incorporated by reference into the Registration Statement, the General Disclosure Package and the Final Prospectus, together with the related schedules and notes, present fairly the financial position of the Company and its consolidated subsidiaries at the dates indicated and for the periods specified. Such financial statements (including all notes and schedules thereto) have been prepared in conformity with generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods involved. The supporting schedules, if any, included in or incorporated by reference into the Registration Statement, the General Disclosure Package and the Final Prospectus present fairly in accordance with GAAP the information required to be stated therein. Except as included therein, no historical or pro forma financial statements or supporting schedules are required to be included or incorporated by reference in the Registration Statement, the General Disclosure Package or the Final Prospectus under the 1933 Act or the 1933 Act Regulations. To the extent applicable, all disclosures contained in the Registration Statement, the General Disclosure Package or the Final Prospectus regarding “non-GAAP financial measures” (as such term

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is defined by the rules and regulations of the Commission) comply with Regulation G of the 1934 Act, the 1934 Act Regulations and Item 10 of Regulation S-K under the 1933 Act, as applicable. The interactive data in eXtensible Business Reporting Language included in the Registration Statement, the General Disclosure Package and the Final Prospectus fairly presents the required information and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(vi)         No Material Adverse Change in Business. Since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package and the Final Prospectus, except as otherwise stated therein, (A) neither the Company nor any of its subsidiaries has incurred any material losses or interference with its business from fire, explosion, flood, earthquakes, accident or other calamity, whether or not covered by insurance, or from any strike, labor dispute or court or governmental action, order or decree, (B) there has been no material adverse change, or any development which could reasonably be expected to have a material adverse change, in the condition, financial or otherwise, or in the earnings, properties, business affairs or business prospects of the Company and its subsidiaries, considered as one enterprise, whether or not arising in the ordinary course of business (a “Material Adverse Effect”), (C) neither the Company nor any of its subsidiaries has entered any transaction, other than in the ordinary course of business, that is material to the Company and its subsidiaries, considered as one enterprise, (D) there has not been any material change in the capital stock of the Company or any of the Subsidiaries (as defined below) (other than as contemplated herein and other issuances or other transfers of capital stock in the ordinary course of business pursuant to the Company’s employee benefit plans, the exercise of stock options, the Company’s dividend reinvestment plan and employee stock purchase plan or repurchases of common stock by the Company pursuant to a share repurchase program disclosed in the General Disclosure Package and the Final Prospectus) or any material increase in the long term indebtedness of the Company or the Subsidiaries, and (E) other than quarterly cash dividends made in the ordinary course of business, the Company has not declared, paid or made any dividend or distribution of any kind on any class of its capital stock (each of clauses (A), (B), (C), (D) and (E), a “Material Adverse Change”).

(vii)        Good Standing of the Company. The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Delaware and has the power and authority (corporate and otherwise) to own, lease and operate its properties, to conduct its business as described in the Registration Statement, the General Disclosure Package and the Final Prospectus and to enter into and perform its obligations under, and to consummate the transactions contemplated in, this Agreement. The Company is duly qualified as a foreign corporation to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not reasonably be expected to result in a Material Adverse Effect. The Company is duly registered as a financial holding company under the Bank Holding Company Act of 1956, as amended.

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(viii)       Good Standing of Subsidiaries. Each “significant subsidiary” of the Company (as such term is defined in Rule 1-02 of Regulation S-X) (each a “Subsidiary” and, collectively, the “Subsidiaries”) has been duly organized and is validly existing as a corporation, limited liability company, limited partnership, trust company, statutory business trust or bank in good standing under the laws of its respective jurisdiction of incorporation or organization with the power and authority (corporate and otherwise) to own, lease and operate its properties and to conduct its business as described in the General Disclosure Package and the Final Prospectus and is duly qualified as a foreign organization to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect. All of the issued and outstanding shares of capital stock or other equity interests of each Subsidiary have been duly authorized and validly issued, are fully paid and non-assessable and are owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim of equity; none of the outstanding shares of capital stock or other equity interest of any Subsidiary was issued in violation of the preemptive or similar rights of any securityholder or equity holder of such Subsidiary or any other entity. Berkshire Bank (the “Bank”) is a Massachusetts-chartered trust company and member of the Federal Reserve System. The deposit accounts of the Bank are insured up to the applicable limits by the Deposit Insurance Fund of the Federal Deposit Insurance Corporation (the “FDIC”) to the fullest extent permitted by law and the rules and regulations of the FDIC, and no proceeding for the revocation or termination of such insurance is pending or, to the knowledge of the Company, threatened or contemplated. The activities of the subsidiaries of the Bank are permitted activities of subsidiaries of a Massachusetts-chartered trust company and the Board of Governors of the Federal Reserve System (the “FRB”) member bank under applicable law. The Bank is a member in good standing of the Federal Home Loan Bank of Boston. The only subsidiaries of the Company are the subsidiaries listed on Exhibit 21.0 of the Company’s Annual Report on Form 10-K incorporated by reference into the Registration Statement.

(ix)          Capitalization. The authorized, issued and outstanding capital stock of the Company is as set forth in the General Disclosure Package and the Final Prospectus in the column entitled “Actual” under the caption “Capitalization” (except for subsequent issuances, if any, pursuant to this Agreement, pursuant to reservations, agreements or employee benefit plans referred to in the General Disclosure Package and the Final Prospectus, pursuant to the exercise of convertible securities or options referred to in the Final Prospectus, or pursuant to the acquisition of Commerce Bancshares Corp. (“Target”)). All of the shares of the Company’s issued and outstanding capital stock have been duly authorized and validly issued and are fully paid and non-assessable, and none of the outstanding shares of capital stock were issued in violation of the preemptive or other similar rights of any securityholder of the Company.

(x)           Authorization of Agreement; Conflicts and Defaults; Consents. This Agreement has been duly authorized, executed and delivered by the Company and, when duly executed by the Representative, will constitute the valid and binding agreement of

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the Company enforceable against the Company in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors’ rights generally or by general equitable principles and except as any indemnification or contribution provisions thereof may be limited under applicable securities laws. The issue and sale of the Securities by the Company and the performance by the Company of all of its obligations under this Agreement and the consummation of the transactions contemplated herein and in the General Disclosure Package and the Final Prospectus (including the use of the proceeds from the sale of the Securities as described in the General Disclosure Package and the Final Prospectus under the caption “Use of Proceeds”) and compliance by the Company with its obligations hereunder have been duly authorized by all necessary corporate action and do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or Repayment Event (as defined below) under, (i) any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, (ii) the provisions of the certificate of incorporation or bylaws of the Company or (iii) any statute or any order, rule or regulation of any federal, state or local court or governmental agency (each a “Governmental Entity”) or body having jurisdiction over the Company or any of its subsidiaries or any of their properties except, with respect to clauses (i) and (iii), for those conflicts, breaches, violations, defaults or Repayment Events that would not result in a Material Adverse Effect. No consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the issue and sale of the Securities, the performance by the Company of its obligations hereunder or the consummation by the Company of the transactions contemplated by this Agreement, except (i) the registration under the 1933 Act of the Securities, (ii) as may be required under the rules and regulations of the New York Stock Exchange (the “NYSE”) and the Financial Industry Regulatory Authority (“FINRA”), (iii) such consents, approvals, authorizations, registrations or qualifications as may be required under state or foreign securities or Blue Sky laws in connection with the purchase and distribution of the Securities by the Underwriters or (iv) where the failure to obtain such consent, authorization, order or qualification would not have a Material Adverse Effect. As used herein, a “Repayment Event” means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any subsidiary.

(xi)          Authorization and Description of Securities. The Securities to be purchased by the Underwriters from the Company have been duly authorized for issuance and sale by the Company to the Underwriters pursuant to this Agreement and, when issued and delivered by the Company pursuant to this Agreement against payment of the consideration set forth herein, will be validly issued and fully paid and non-assessable; the Common Stock conforms in all material respects to all statements relating thereto contained in the General Disclosure Package and the Final Prospectus and such description conforms in all material respects to the rights set forth in the instruments

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defining the same; no holder of the Securities will be subject to personal liability for the debts of the Company by reason of being such a holder; and the issuance of the Securities is not subject to the preemptive or other similar rights of any securityholder of the Company. Except as described in the Final Prospectus and the General Disclosure Package, (A) there are no outstanding rights (contractual or statutory), warrants or options to acquire from the Company, or instruments convertible into or exchangeable for, or agreements or understandings with respect to the sale or issuance by the Company of, any shares of capital stock of or other equity interest in the Company, and (B) there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a Registration Statement under the 1933 Act or otherwise register any securities of the Company owned or to be owned by such person.

(xii)         Absence of Defaults and Conflicts. Except as described in the General Disclosure Package and the Final Prospectus, neither the Company nor any of the Subsidiaries is in violation of its certificate of incorporation or bylaws or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which the Company or any of the Subsidiaries is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company or any Subsidiary is subject, except for such defaults that would not result in a Material Adverse Effect.

(xiii)        Absence of Labor Dispute. No labor dispute with the employees of the Company or any subsidiary exists or, to the knowledge of the Company, is imminent, which, in any case, may reasonably be expected to result in a Material Adverse Effect.

(xiv)        Absence of Proceedings. There is no action, suit, proceeding, inquiry or investigation before or brought by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Company, threatened, against or affecting the Company or any subsidiary, which is required to be disclosed in the Registration Statement (other than as disclosed therein), or which might reasonably be expected, singularly or in the aggregate, to result in a Material Adverse Effect or which might materially and adversely affect the consummation of the transactions contemplated in this Agreement or the performance of the Company of its obligations hereunder. The aggregate of all pending legal or governmental proceedings to which the Company or any subsidiary is a party or of which any of their respective property or assets is the subject which are not described in the Registration Statement, including ordinary routine litigation incidental to the business, could not reasonably be expected, singularly or in the aggregate, to result in a Material Adverse Effect.

(xv)         Compliance with Statutes and Regulations. Except as disclosed in the Final Prospectus and the General Disclosure Package, the Company and its subsidiaries conduct their respective businesses in compliance in all material respects with all federal, state, and local statutes, laws, rules, regulations, decisions, directives and orders applicable to them (including, without limitation, all regulations and orders of, or agreements with, the FRB), the Federal Reserve Bank of Boston, the Massachusetts

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Commissioner of Banks, the FDIC, the Equal Credit Opportunity Act, the Fair Housing Act, the Community Reinvestment Act, the Home Mortgage Disclosure Act, all other applicable fair lending laws or other laws relating to discrimination, the Bank Secrecy Act and Title III of the USA Patriot Act), and neither the Company nor any of its subsidiaries has received any written or, to the Company’s knowledge, oral communication from any Governmental Entity asserting that the Company or any of its subsidiaries is not in compliance with any statute, law, rule, regulation, decision, directive or order.

(xvi)       Accuracy of Exhibits. There are no contracts or documents which are required to be described in the Registration Statement, the General Disclosure Package, the Final Prospectus or the documents incorporated by reference therein or to be filed as exhibits thereto which have not been so described and filed as required.

(xvii)       Possession of Intellectual Property. Except as would not reasonably be expected to have, singly or in the aggregate, a Material Adverse Effect, the Company and its subsidiaries own or possess rights to use, or can acquire on reasonable terms ownership of or rights to use, adequate patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures and excluding generally commercially available “off the shelf” software programs licensed pursuant to shrink wrap or “click and accept” licenses), trademarks, service marks, trade names or other intellectual property (collectively, “Intellectual Property”) necessary to carry on the business now operated by them, and neither the Company nor any of its subsidiaries has received any notice of any infringement of or conflict with asserted rights of others with respect to any Intellectual Property or of any facts or circumstances which would render any Intellectual Property invalid or inadequate to protect the interest of the Company or any of its subsidiaries therein, and which infringement or conflict (if the subject of any unfavorable decision, ruling or finding) or invalidity or inadequacy, singly or in the aggregate, would result in a Material Adverse Effect.

(xviii)      Possession of Licenses and Permits. The Company and its subsidiaries possess such permits, licenses, approvals, consents and other authorizations (collectively, “Governmental Licenses”) issued by the appropriate federal, state or local regulatory agencies or bodies necessary to conduct the business now operated by them (including, without limitation, the FRB, the Massachusetts Commissioner of Banks and the FDIC); the Company and its subsidiaries are in compliance with the terms and conditions of all such Governmental Licenses, except where the failure so to comply would not, singly or in the aggregate, have a Material Adverse Effect; all of the Governmental Licenses are valid and in full force and effect, except where the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not have a Material Adverse Effect; and neither the Company nor any of its subsidiaries has received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Effect. Neither the Company nor any of its subsidiaries has failed to file with applicable regulatory authorities any statement, report, information or form required by any

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applicable law, regulation or order, except where the failure to so file would not, individually or in the aggregate, have a Material Adverse Effect; all such filings were in compliance in all material respects with applicable laws when filed and, to the Company’s knowledge, no material deficiencies have been asserted by any regulatory commission, agency or authority with respect to any such filings or submissions.

(xix)        Regulatory Enforcement Matters. Except as disclosed in the Registration Statement, the General Disclosure Package and the Final Prospectus or except as would not reasonably be expected to result in a Material Adverse Effect, neither the Company nor any of its subsidiaries is subject or is party to, or has received any written notice that any of them may or will become subject or party to any investigation with respect to, any cease-and-desist order, written agreement, consent agreement, memorandum of understanding or other regulatory enforcement action, proceeding or order with or by, or is a party to any commitment letter or similar undertaking to, or is subject to any directive by, or has been a recipient of any supervisory letter from, or has adopted any board resolutions at the request of, any Regulatory Agency (as defined below) that in any material respect (considered on a consolidated basis) currently relates to or restricts the conduct of their business or that in any manner relates to their capital adequacy, their credit policies, or their management (each, a “Regulatory Agreement”), nor has the Company or any of its subsidiaries been advised in writing by any Regulatory Agency that it is considering issuing or requesting any such Regulatory Agreement. Except as disclosed in the Registration Statement, the General Disclosure Package and the Final Prospectus, there is no unresolved violation, criticism or exception by any Regulatory Agency with respect to any report or statement relating to any examination of the Company or any of its subsidiaries which, in the reasonable judgment of the Company, is expected to result in a Material Adverse Effect. As used herein, the term “Regulatory Agency” means any federal or state agency charged with the supervision or regulation of depository institutions, or holding companies of depository institutions, or engaged in the insurance of depository institution deposits (including the FDIC), or engaged in the regulation and enforcement of consumer financial services, or any court, administrative agency or commission or other federal or state governmental agency, authority or instrumentality having supervisory or regulatory authority with respect to the Company or any of its subsidiaries.

(xx)         Title to Property. The Company and its subsidiaries have good and marketable title in fee simple to all real property (other than real estate owned or obtained through foreclosure) owned by the Company and its subsidiaries and good title to all other properties owned by them, in each case, free and clear of all mortgages, pledges, liens, security interests, claims, restrictions or encumbrances of any kind except such as (a) are described in the Registration Statement, the General Disclosure Package and the Final Prospectus or (b) would not, singly or in the aggregate, result in a Material Adverse Effect; and all of the leases and subleases material to the business of the Company and its subsidiaries, considered as one enterprise, and under which the Company or any of its subsidiaries holds properties described in the General Disclosure Package and the Final Prospectus, are in full force and effect, and neither the Company nor any of its subsidiaries has any written, or to the Company’s knowledge, oral notice of any material claim of any sort that has been asserted by anyone adverse to the rights of the Company

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or any subsidiary under any of the leases or subleases mentioned above, or affecting or questioning the rights of the Company or such subsidiary to the continued possession of the leased or subleased premises under any such lease or sublease.

(xxi)         Investment Company Act. The Company is not, and upon the issuance and sale of the Securities as herein contemplated and the application of the net proceeds therefrom as described in the General Disclosure Package and the Final Prospectus will not be, an “investment company” or an entity “controlled” by an “investment company” as such terms are defined in the Investment Company Act of 1940, as amended.

(xxii)        Environmental Laws. Except as described in the General Disclosure Package and the Final Prospectus and except as would not, singly or in the aggregate, result in a Material Adverse Effect, (A) neither the Company nor any of its subsidiaries is in violation in any material respect of any federal, state or local statute, law, rule, regulation, ordinance, code, policy or rule of common law or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products, asbestos-containing materials or mold (collectively, “Hazardous Materials”) or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, “Environmental Laws”), (B) the Company and its subsidiaries have all material permits, authorizations and approvals required under any applicable Environmental Laws and are each in compliance with their requirements, and (C) there are no material pending or, to the Company’s knowledge, threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigation or proceedings relating to any Environmental Law against the Company or any of its subsidiaries.

(xxiii)       Taxes. The Company and each of the subsidiaries has (a) timely filed all material foreign, United States federal, state and local tax returns, information returns, and similar reports that are required to be filed (taking into account valid extensions), and all tax returns are true, correct and complete in all material respects, (b) paid in full all taxes required to be paid by it and any other fine or penalty levied against it, except for any such tax assessment, fine or penalty that is currently being contested in good faith or as would not have, individually or in the aggregate, a Material Adverse Effect, and (c) established on the most recent balance sheet reserves that are adequate for the payment of all taxes not yet due and payable.

(xxiv)      Insurance. The Company and its subsidiaries carry, or are covered by, insurance in such amounts and covering such risks as the Company reasonably believes are adequate for the conduct of the business of the Company and its subsidiaries and the value of their properties and as are customary in the business in which the Company and its subsidiaries are engaged; neither the Company nor any of its subsidiaries has been refused any insurance coverage sought or applied for; and the Company has no reason to

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believe that they will not be able to renew their existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect.

(xxv)       Statistical and Market Data. The statistical and market related data contained in the Registration Statement, the General Disclosure Package and the Final Prospectus are based on or derived from sources which the Company believes are reliable and accurate and, to the extent required, the Company has obtained the written consent for the use of such data from such sources.

(xxvi)      Relationship. No relationship, direct or indirect, exists between or among the Company or any of its subsidiaries, on the one hand, and the directors, officers, shareholders, customers or suppliers of the Company or any of its subsidiaries, on the other, that is required by the 1933 Act or by the 1933 Act Regulations to be described in the Registration Statement, the General Disclosure Package and/or the Final Prospectus and that is not so described.

(xxvii)      Payment of Dividends. No subsidiary of the Company is currently prohibited, directly or indirectly, from paying any dividends to the Company, from making any other distribution on such subsidiary’s capital stock, from transferring any of its property or assets to the Company or any other subsidiary of the Company, or from repaying to the Company any loans or advances to such subsidiary from the Company, except as disclosed in the Registration Statement, the General Disclosure Package and the Final Prospectus.

(xxviii)    Bankruptcy of Subsidiaries. The Company has no knowledge of any facts or circumstances which lead it to believe that it or any of the Subsidiaries will be required to file for reorganization or liquidation under the bankruptcy or reorganization laws of any jurisdiction, and has no present intent to so file.

(xxix)      Internal Control Over Financial Reporting. The Company and each of its subsidiaries maintains a system of internal accounting controls sufficient to provide reasonable assurance that (A) transactions are executed in accordance with management’s general or specific authorizations; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (C) access to assets is permitted only in accordance with management’s general or specific authorization; and (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Since the end of the Company’s most recent audited fiscal year, there has been (x) no material weakness in the Company’s internal control over financial reporting (whether or not remediated) and (y) no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

(xxx)        Disclosure Controls and Procedures. The Company and its subsidiaries employ disclosure controls and procedures (as such term is defined in Rule 13a-15 under

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the 1934 Act), which (A) are designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the 1934 Act is recorded, processed, summarized and reported within the time periods specified in the Commission’s rules and forms and that material information relating to the Company and its subsidiaries is made known to the Company’s principal executive officer and principal financial officer by others within the Company and its subsidiaries to allow timely decisions regarding disclosure, and (B) are effective in all material respects to perform the functions for which they were established. Based on the evaluation of the Company’s and each subsidiary’s disclosure controls and procedures described above, the Company is not aware of (x) any significant deficiency in the design or operation of internal controls which could adversely affect the Company’s ability to record, process, summarize and report financial data or any material weaknesses in internal controls or (y) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls. Since the most recent evaluation of the Company’s disclosure controls and procedures described above, there have been no significant changes in internal controls or in other factors that could significantly affect internal controls.

(xxxi)      Compliance with the Sarbanes-Oxley Act. There is and has been no failure on the part of the Company or any of the Company’s directors or officers, in their capacities as such, to comply in all material respects with any provision of the Sarbanes-Oxley Act and the rules and regulations promulgated in connection therewith, including Section 402 related to loans and Sections 302 and 906 related to certifications.

(xxxii)     Pending Procedures and Examinations. The Registration Statement is not the subject of a pending proceeding or examination under Section 8(d) or 8(e) of the 1933 Act, and the Company is not the subject of a pending proceeding under Section 8A of the 1933 Act in connection with the offering of the Securities.

(xxxiii)    Foreign Corrupt Practices Act. None of the Company or its subsidiaries or, to the knowledge of the Company, any director, officer, employee or any agent or other person acting on behalf of the Company or any of its subsidiaries has, in the course of its actions for, or on behalf of, the Company or any of its subsidiaries (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity in violation of the U.S. Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (collectively, the “FCPA”); (ii) made any direct or indirect unlawful payment to any domestic government official, “foreign official” (as defined in the FCPA) or employee from corporate funds; (iii) violated or is in violation of any provision of the FCPA or any applicable non-U.S. anti-bribery statute or regulation; or (iv) made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any domestic government official, foreign official or employee. The Company and its subsidiaries, and, to the knowledge of the Company and its subsidiaries, its and their other affiliates have conducted their businesses in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure compliance therewith.

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(xxxiv)     Compliance with Money Laundering Laws. The operations of the Company and its subsidiaries are and, to the knowledge of the Company and its subsidiaries, have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all applicable jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or its subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company or its subsidiaries, threatened.

(xxxv)      Compliance with OFAC. Neither the Company nor any of its subsidiaries nor, to the Company’s knowledge, any director, officer, agent, employee or affiliate of the Company or any of its subsidiaries or other person acting on their behalf, is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company will not directly or indirectly use the proceeds of the offering of the Securities, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of or business with any person, or in any country or territory, that currently is the subject to any U.S. sanctions administered by OFAC.

(xxxvi)     No Registration Rights. There are no persons with registration rights or other similar rights to have any securities of the Company or its subsidiaries registered by the Company or any other person under the 1933 Act.

(xxxvii)    No Stabilization or Manipulation. Neither the Company nor any of its subsidiaries, nor any affiliates of the Company or its subsidiaries, has taken, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Securities.

(xxxviii)    No Unauthorized Use of Prospectus. The Company has not distributed and, prior to the later to occur of (i) the Closing Time and (ii) completion of the distribution of the Securities, will not distribute any prospectus (as such term is defined in the 1933 Act and the 1933 Act Regulations) in connection with the offering and sale of the Securities other than the Registration Statement, the General Disclosure Package, the Final Prospectus or other materials, if any, permitted by the 1933 Act or by the 1933 Act Regulations and approved by the Underwriters.

(xxxix)     Forward-Looking Statements. No forward-looking statement (within the meaning of Section 27A of the 1933 Act and Section 21E of the 1934 Act) contained in the General Disclosure Package or the Final Prospectus has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.

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(xl)          Lock-up Agreements. Each of the Company’s executive officers and directors, in each case as listed on Schedule D hereto, has executed and delivered lock-up agreements as contemplated by Section 5(h) hereof.

(xli)         Fees. Other than as contemplated by this Agreement, there is no broker, finder or other party that is entitled to receive from the Company or any subsidiary any brokerage or finder’s fee or any other fee, commission or payment as a result of the transactions contemplated by this Agreement.

(xlii)        ERISA. The Company and each of the subsidiaries or their “ERISA Affiliates” (as defined below) are in compliance in all material respects with all presently applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder (“ERISA”); no “reportable event” (as defined in ERISA) has occurred with respect to any “employee benefit plan” (as defined in ERISA) for which the Company or any of the subsidiaries or ERISA Affiliates would have any liability; the Company and each of the subsidiaries or their ERISA Affiliates have not incurred and do not expect to incur (i) any liability under Title IV of ERISA with respect to termination of, or withdrawal from, any “employee benefit plan” or (ii) any material liability under Sections 412, 4971, 4975 or 4980B of the United States Internal Revenue Code of 1986, as amended, and the regulations and published interpretations thereunder (collectively the “Code”); and each “employee benefit plan” for which the Company and each of its subsidiaries or any of their ERISA Affiliates would have any liability that is intended to be qualified under Section 401(a) of the Code has received a favorable determination or approval letter from the Internal Revenue Service regarding its qualification under such section and nothing has occurred, whether by action or by failure to act, which would reasonably be expected to cause the loss of such qualification. “ERISA Affiliate” means, with respect to the Company or a subsidiary, any member of any group of organizations described in Sections 414(b), (c), (m) or (o) of the Code or Section 400(1)(b) of ERISA of which the Company or such subsidiary is a member.

(xliii)       Off-Balance Sheet Arrangements. Except as described in the General Disclosure Package and the Final Prospectus, there are no material off-balance sheet transactions, arrangements, obligations (including contingent obligations), or any other relationships with unconsolidated entities or other persons, that may reasonably be expected to have a Material Adverse Effect.

(xliv)       Application of Proceeds. The application of the proceeds received by the Company from the issuance, sale and delivery of the Securities as described in the General Disclosure Package and the Final Prospectus will not violate Regulation T of the FRB or any other regulation of the FRB.

(xlvi)       Reportable Transactions. Neither the Company nor any of its subsidiaries has participated in any reportable transaction, as defined in Treasury Regulation Section 1.6011-(4)(b)(1).

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(xlvii)     Investment Securities. Each of the Company and its subsidiaries has good and marketable title to all securities held by it (except securities sold under repurchase agreements or held in any fiduciary or agency capacity) free and clear of any lien, claim, charge, option, encumbrance, mortgage, pledge or security interest or other restriction of any kind, except to the extent such securities are pledged in the ordinary course of business consistent with prudent business practices to secure obligations of the Company or any of its subsidiaries and except for such defects in title or liens, claims, charges, options, encumbrances, mortgages, pledges or security interests or other restrictions of any kind that would not be expected to result in a Material Adverse Effect. Such securities are valued on the books of the Company and its subsidiaries in accordance with GAAP.

(xlviii)    Derivative Instruments. Any and all material swaps, caps, floors, futures, forward contracts, option agreements (other than employee stock options) and other derivative financial instruments, contracts or arrangements, whether entered into for the account of the Company or one of its subsidiaries or for the account of a customer of the Company or one of its subsidiaries, were entered into in the ordinary course of business and in accordance with prudent business practice and applicable laws, rules, regulations and policies of all applicable regulatory agencies and with counterparties believed to be financially responsible at the time. The Company and each of its subsidiaries have duly performed in all material respects all of their obligations thereunder to the extent that such obligations to perform have accrued, and there are no breaches, violations or defaults or allegations or assertions of such by any party thereunder.

(xlix)       Insurance Subsidiary. Each subsidiary of the Company which is engaged in the business of acting as an insurance agency (an “Insurance Subsidiary” ) is duly licensed or registered with any applicable regulatory authorities in each jurisdiction where it is required to be so licensed or registered to conduct its business, except where the failure to be so licensed or registered would not have a Material Adverse Effect; each Insurance Subsidiary has all other necessary approvals of and from all applicable regulatory authorities, to conduct its businesses, except where the failure to have such approvals would not have a Material Adverse Effect; no Insurance Subsidiary has received any notification from any applicable regulatory authority to the effect that any additional approvals from such regulatory authority are needed to be obtained by such subsidiary and have not been obtained, in any case where it could be reasonably expected that the Insurance Subsidiary will be unable to obtain such additional approvals and the failure to obtain any such additional approvals would require such subsidiary to cease or otherwise materially limit the conduct of its business; and each Insurance Subsidiary is in compliance with the requirements of insurance laws and regulations of each jurisdiction that are applicable to such subsidiary, and has filed all notices, reports, documents or other information required to be filed thereunder, with such exceptions as would not have, individually or in the aggregate, a Material Adverse Effect.

(l)           Acquisition. (a) The Company has entered into an Agreement and Plan of Merger (the “Merger Agreement”), dated May 22, 2017, by and between the Company and Target pursuant to which, among other things, the Target will merge with and into the Company (the “Merger”). In connection with the Merger, the Company conducted a

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“due diligence” review of the business, financial condition, results of operations and business prospects of the Target and its subsidiaries considered as one enterprise. Based upon the Company’s review, with respect to the Target or the Merger, nothing has come to the Company’s attention that caused it to believe that the Registration Statement, the General Disclosure Package or the Final Prospectus contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

(b)                  To the knowledge of the Company, as of the date hereof, (i) the representations and warranties made in the Merger Agreement and related disclosure schedules were true and correct as of the date of the Merger Agreement and are true and correct on the date hereof (except that representations and warranties that by their terms speak as of some other date were true and correct as of such date), and (ii) the covenants and other agreements set forth in the Merger Agreement have not been breached, except for such misstatements or breaches that would not, in the aggregate, result in a Material Adverse Effect.

(c)                  To the knowledge of the Company, as of the date hereof, neither the Target nor any of its subsidiaries is a party to or bound by any agreement, arrangement or commitment (whether written or oral) which, upon consummation of the Merger, will restrict the ability of the Company to engage in any line of business in which a savings and loan holding company or bank holding company may lawfully engage.

(b)           Officer’s Certificates. Any certificate signed by any officer of the Company or any of its subsidiaries delivered to the Underwriters or to counsel for the Underwriters shall be deemed a representation and warranty by the Company to the Underwriters as to the matters covered thereby.

SECTION 2.                  Sale and Delivery to Underwriters; Closing.

(a)            Initial Securities. On the basis of the representations and warranties contained herein and subject to the terms and conditions set forth herein, the Company agrees to sell to the Underwriters and the Underwriters agree to purchase from the Company, at the price per share set forth in Schedule C, that number of Initial Securities set forth in Schedule A opposite the name of each Underwriter, plus any additional number of Initial Securities which such Underwriter may become obligated to purchase pursuant to the provisions of Section 10 hereof.

(b)           Option Securities. In addition, on the basis of the representations and warranties contained herein and subject to the terms and conditions set forth herein, the Company hereby grants an option to the Underwriters to purchase an additional 695,653 shares of Common Stock at the price per share set forth in Schedule C. The option hereby granted will expire 30 days after the date hereof and may be exercised in whole or in part from time to time upon notice by the Representative to the Company setting forth the number of Option Securities as to which the Underwriters are then exercising the option and the time and date of payment and delivery for such Option Securities. Any such time and date of delivery (a “Date of Delivery”) shall be

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determined by the Representative, but shall not be later than seven full business days after the exercise of said option, nor in any event prior to the Closing Time, as hereinafter defined.

(c)           Closing. The closing of the issuance, payment of the purchase price for, and delivery of the Initial Securities shall be made at the offices of Skadden, Arps, Slate, Meagher & Flom LLP, Four Times Square, New York, New York, 10036-6522, or at such other place as shall be agreed upon by the Underwriters and the Company, at 9:00 A.M. (Eastern time) on the third (fourth, if the pricing occurs after 4:30 P.M. (Eastern time) on any given day) business day after the date hereof (unless postponed in accordance with the provisions of Section 10), or such other time not later than ten business days after such date as shall be agreed upon by the Representative and the Company (such time and date of payment and delivery being herein called the “Closing Time”).

In addition, in the event that any or all of the Option Securities are purchased by the Underwriters, payment of the purchase price for, and delivery of such Option Securities shall be made at the above-mentioned offices, or at such other place as shall be agreed upon by the Representative and the Company, on each Date of Delivery as specified in the notice from the Representative to the Company.

(d)           Payment; Denominations; Registration. Delivery of the Initial Securities and the Option Securities, if any, shall be made to the Underwriters against payment by the Underwriters of the aggregate purchase price of the Initial Securities and Option Securities, if any, being sold by the Company by wire transfer in immediately available funds to the accounts specified by the Company. The Company shall deliver the Initial Securities and Option Securities, if any, through the facilities of the Depository Trust Company (the “DTC”) unless the Underwriters shall otherwise instruct.

SECTION 3.                  Covenants of the Company. The Company covenants with the Underwriters as follows:

(a)            Compliance with Securities Regulations and Commission Requests. Prior to the completion of the distribution of the Securities as contemplated in this Agreement (which the Representative will promptly confirm orally to the Company), the Company will notify the Representative promptly, and confirm the notice in writing, (i) when any post-effective amendment to the Registration Statement or a new registration statement relating to the Securities shall be filed and become effective, or any amendment or supplement to the Final Prospectus or any amended Final Prospectus shall have been filed, (ii) of the receipt of any comments with respect to the Registration Statement from the Commission, (iii) of any request by the Commission for any amendment to the Registration Statement or the filing of a new registration statement or any amendment or supplement to the Final Prospectus or any document incorporated therein by reference or otherwise deemed to be a part thereof or for additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or such new registration statement or of any order preventing or suspending the use of any Preliminary Prospectus or the Final Prospectus, or of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes or of any examination pursuant to Section 8(e) of the 1933 Act concerning the Registration Statement and (v) if the

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Company becomes the subject of a proceeding under Section 8A of the 1933 Act. With respect to the Securities, subject to Section 3(b), the Company will comply with the requirements of Rule 430B, will prepare the Final Prospectus in the form reasonably approved by the Representative, will effect the filing required under Rule 424(b) in the manner and within the time period specified therein (without reliance on Rule 424(b)(8)) and will take such steps as they deem necessary to ascertain promptly whether the Final Prospectus transmitted for filing under Rule 424(b) under the 1933 Act Regulations was received for filing by the Commission and, in the event that it was not, it will promptly file such Final Prospectus. The Company will use its commercially reasonable efforts to prevent the issuance of any stop order or other order and, if any stop order or other order is issued, to obtain the lifting thereof as soon as possible. The Company shall pay the required filing fees of the Commission relating to the Securities within the time required by Rule 456(b)(1) (i) of the 1933 Act Regulations without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r) of the 1933 Act Regulations.

(b)           Filing of Amendments. The Company will advise the Representative promptly of any notice of its intention to file or prepare any amendment to the Registration Statement or a new registration statement relating to the Securities or any amendment or supplement to any Preliminary Prospectus or the Final Prospectus and will furnish the Representative with copies thereof a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file or use any such document with respect to the Securities without the consent of the Representative, which consent shall not be unreasonably withheld, conditioned or delayed. Neither the consent of the Representative, nor the Representative’s delivery of any such amendment or supplement, shall constitute a waiver of any of the conditions set forth in Section 5 hereof. For purposes of clarity, nothing in this Section 3(b) shall restrict the Company from making any filings required in order to comply with its reporting obligations under the 1934 Act or the 1934 Act Regulations.

(c)            Delivery of Registration Statements. The Company has furnished or will deliver to the Underwriters and counsel for the Underwriters, without charge, signed copies of the Registration Statement as originally filed and of each amendment thereto (including exhibits filed therewith or incorporated by reference therein and documents incorporated or deemed to be incorporated by reference therein) and signed copies of all consents and certificates of experts. The copies of the Registration Statement and each amendment thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(d)           Delivery of Prospectuses. The Company hereby consents to the use by the Underwriters of any Preliminary Prospectus and the Final Prospectus for purposes permitted by the 1933 Act. The Company will furnish to the Underwriters, without charge, such number of copies of any Preliminary Prospectus and the Final Prospectus (as amended or supplemented) as the Underwriters may reasonably request. Any Preliminary Prospectus and the Final Prospectus and any amendments or supplements thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

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(e)           Continued Compliance with Securities Laws. The Company will comply with the 1933 Act and the 1933 Act Regulations and the 1934 Act and the 1934 Act Regulations so as to permit the completion of the distribution of the Securities as contemplated in this Agreement and in the Final Prospectus. Prior to the completion of the distribution of the Securities by the Underwriters, the Company will immediately notify the Representative, and confirm such notice in writing, of (x) any filing made by the Company of information relating to the offering of the Securities with any securities exchange or any other regulatory body in the United States, and (y) any event or condition that results or is reasonably likely to result in a Material Adverse Change, which (i) results in the Final Prospectus including statements of a material fact that are untrue or results in statements therein being misleading in the light of the circumstances existing at the time it is delivered to a purchaser or (ii) which is not disclosed in the Final Prospectus. If at any time when a prospectus is required by the 1933 Act to be delivered in connection with sales of the Securities, any event shall occur or condition shall exist as a result of which it is necessary, in the reasonable opinion of counsel for the Underwriters or for the Company, to amend the Registration Statement or amend or supplement the Final Prospectus in order that the Final Prospectus will not include any untrue statements of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, or if it shall be necessary, in the reasonable opinion of such counsel, at any such time to amend the Registration Statement or amend or supplement the Final Prospectus in order to comply with the requirements of the 1933 Act or the 1933 Act Regulations, the Company will promptly prepare and file with the Commission, subject to Section 3(b), such amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement or the Final Prospectus comply with such requirements, and the Company will furnish to the Underwriters such number of copies of such amendment or supplement as the Underwriters may reasonably request. If at any time prior to the filing of the Final Prospectus there occurred or occurs an event or development as a result of which the General Disclosure Package conflicted or would conflict with the information contained in the Registration Statement or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances prevailing at that subsequent time, not misleading, the Company has promptly notified or will promptly notify the Underwriters and has promptly amended or will promptly amend or supplement, at its own expense, the General Disclosure Package to eliminate or correct such conflict, untrue statement or omission.

(f)            Blue Sky Qualifications. The Company will use its commercial best efforts, in cooperation with the Underwriters, to qualify the Securities for offering and sale under the applicable securities laws of such states and other jurisdiction as the Underwriters may designate and to maintain such qualifications in effect until the completion of the distribution of the Securities; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject.

(g)           Rule 158. The Company will timely file such reports pursuant to the 1934 Act as are necessary in order to make generally available to its securityholders as soon as practicable an

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earnings statement for the purposes of, and to provide the benefits contemplated by, the last paragraph of Section 11(a) of the 1933 Act.

(h)           Use of Proceeds. The Company will use the net proceeds received by it from the sale of the Securities in the manner specified in the General Disclosure Package and the Final Prospectus under “Use of Proceeds.”

(i)             Listing. The Company will use its commercial best efforts to list the Securities on the NYSE and maintain the listing of the Securities on the NYSE.

(j)             Restriction on Sale of Securities. During a period of 90 days from the date of the Final Prospectus, the Company will not, without the prior written consent of the Underwriters, (i) directly or indirectly, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of any share of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock or file any registration statement under the 1933 Act with respect to any of the foregoing or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Common Stock, whether any such swap or transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. The foregoing sentence shall not apply to (A) the Securities to be sold hereunder, (B) any shares of Common Stock issued by the Company upon the exercise of an option or warrant or the conversion of a security outstanding on the date hereof and referred to in the General Disclosure Package and the Final Prospectus, (C) any shares of Common Stock issued or options to purchase Common Stock granted pursuant to existing employee benefit plans of the Company referred to in the General Disclosure Package and the Final Prospectus, provided that such options issued after the date hereof shall not be vested and exercisable within the 90-day period referred to above, (D) any shares of Common Stock issued pursuant to any non-employee director stock plan or stock purchase and dividend reinvestment plan, or (E) any shares of Common Stock issued by the Company in connection with the acquisition of Target.

(k)            Reporting Requirements. The Company, during the period when a prospectus is required to be delivered under the 1933 Act (including in circumstances where such requirement may be satisfied, with the prior consent of the Representative, by Rule 172 under the 1933 Act Regulations), will file all documents required to be filed with the Commission by the Company pursuant to the 1934 Act within the time periods required by the 1934 Act and the 1934 Act Regulations.

(l)             Issuer Free Writing Prospectus. The Company represents and agrees that, unless it obtains the prior written consent of the Representative, and each Underwriter represents and agrees that, unless it obtains the prior written consent of the Company and the Representative, it has not made and will not distribute any Issuer-Represented Free Writing Prospectus. The Company represents that it has treated, and agrees that it will treat, each Issuer-Represented Free Writing Prospectus as an “issuer free writing prospectus” (as defined in Rule 433(h)(i)) and has complied and will comply with the requirements of Rule 433 applicable to any Issuer-Represented Free Writing Prospectus, including timely filing with the Commission where required, legending and record keeping.

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(m)           DTC. The Company will cooperate with the Underwriters and use its commercially reasonable efforts to permit the Securities to be eligible for clearance, settlement and trading through the facilities of DTC.

(n)           No Stabilization. The Company will not take, directly or indirectly, any action designed to, or that could reasonably be expected to, cause or result in any stabilization or manipulation of the price of the Securities.

SECTION 4.                  Payment of Expenses.

(a)            Expenses. The Company will pay or cause to be paid all expenses incident to the performance of their obligations under this Agreement, including (i) the preparation, printing and filing of the Registration Statement (including financial statements and exhibits) as originally filed and of each amendment thereto and the cost of obtaining all securities and bank regulatory approvals, including any required FINRA filing fees, (ii) the preparation, printing and delivery to the Underwriters of this Agreement and such other documents as may be required in connection with the offering, purchase, sale, issuance or delivery of the Securities, (iii) any stock or other transfer taxes and any stamp or other duties payable upon the sale, issuance or delivery of the Securities to the Underwriters, (iv) the fees and disbursements of the Company’s counsel, accountants and other advisors (but not the fees and disbursements of any counsel or other advisor to the Underwriters), (v) the qualification of the Securities under securities laws in accordance with the provisions of Section 3(f) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection therewith and in connection with the preparation of the Blue Sky Survey and any supplement thereto, (vi) the printing and delivery to the Underwriters of copies of any Preliminary Prospectus, any Issuer-Represented Free Writing Prospectus and of the Final Prospectus and any amendments or supplements thereto (including any costs associated with electronic delivery of these materials), (vii) the preparation, printing and delivery to the Underwriters of copies of the Blue Sky Survey and any supplement thereto, (viii) the fees and expenses of any transfer agent or registrar for the Securities, (ix) the costs and expenses of the Company relating to investor presentations on any “road show” undertaken in connection with the marketing of the Securities, including without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations, travel and lodging expenses of the representatives and officers of the Company and any such consultants, and the cost of aircraft and other transportation chartered in connection with the road show with the consent of the Company, (x) the fees and expenses incurred in connection with the inclusion of the Securities in the NYSE, and (xi) reasonable out-of-pocket expenses incurred by the Underwriters in connection with the offering and sale of the Securities, including without limitation legal fees and expenses, marketing, syndication and travel expenses; provided, however, that such reimbursable expenses shall not exceed $250,000 without the Company’s prior written consent.

(b)           Termination of Agreement. If this Agreement is terminated by the Underwriters in accordance with the provisions of Section 5, Section 9(a)(i) or Section 10 hereof prior to the Closing Time, the Company shall reimburse the Underwriters for all of its out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the Underwriters.

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SECTION 5.                  Conditions of Underwriters’ Obligations. The obligations of the Underwriters hereunder are subject to the accuracy of the representations and warranties of the Company contained in Section 1(a) hereof or in certificates of any officer of the Company or any subsidiary of the Company delivered pursuant to the provisions hereof, to the performance by the Company of its covenants and other obligations hereunder, and to the following further conditions:

(a)           Effectiveness of Registration Statement. The Registration Statement, including any post-effective amendment thereto, has become effective and at the Closing Time, no stop order suspending the effectiveness of the Registration Statement shall have been issued under the 1933 Act or proceedings therefor initiated or, to the Company’s knowledge, threatened by the Commission, and any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of counsel to the Underwriters. A prospectus containing the Rule 430B Information shall have been filed with the Commission in the manner and within the time period required by Rule 424(b) (without reliance on Rule 424(b)(8)) (or a post-effective amendment providing such information shall have been filed and declared effective in accordance with the requirements of Rule 430B). Any material required to be filed by the Company pursuant to Rule 433(d) under the Act, shall have been filed with the Commission within the applicable time periods prescribed for such filings by Rule 433. There shall there shall not have come to the Underwriters’ attention any facts that would cause the Underwriters to believe that the General Disclosure Package or the Final Prospectus, at the time it was, or was required to be, delivered or made available to purchasers of the Securities, included an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in light of the circumstances existing at the time, not misleading.

(b)           Opinion of Counsel for Company. At the Closing Time, the Representative shall have received the opinion, dated as of the Closing Time, of Luse Gorman, PC, counsel for the Company, in form and substance satisfactory to counsel for the Underwriters, to the effect set forth in Exhibit A hereto.

(c)           Opinion of Counsel for the Underwriters. At the Closing Time, the Representative shall have received the opinion, dated as of the Closing Time, of Skadden, Arps, Slate, Meagher & Flom LLP, counsel for the Underwriters. The opinion shall address the matters as the Representative may reasonably request. Such counsel may state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers of the Company and its subsidiaries and certificates of public officials.

(d)           Officers’ Certificate. At the Closing Time, the Representative shall have received a certificate of the Company executed by the President or a Vice President of the Company and by the chief financial or chief accounting officer of the Company without personal liability to such officer, dated as of the Closing Time, to the effect that (i) there has been no Material Adverse Effect, (ii) the representations and warranties in Section 1(a) hereof are true and correct with the same force and effect as though expressly made at and as of the Closing Time, (iii) the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to the Closing Time, and (iv) no stop order suspending the

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effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending or are, to their knowledge, contemplated by the Commission.

(e)           Company’s Accountant’s Comfort Letter. At the time of the execution of this Agreement, the Representative and the Board of Directors of the Company shall have received from PricewaterhouseCoopers LLP a letter dated such date, in form and substance satisfactory to the Representative, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement, the General Disclosure Package and the Final Prospectus.

(f)           Company’s Bring-down Comfort Letter. At the Closing Time, the Representative and the Board of Directors of the Company shall have received from PricewaterhouseCoopers LLP a letter, dated as of the Closing Time, to the effect that they reaffirm the statements made in the letter furnished pursuant to subsection (g) of this Section, except that the specified date referred to shall be a date not more than three business days prior to the Closing Time.

(g)           CFO’s Certificate. At each of the time of the execution of this Agreement and the Closing Time, the Representative shall have received a certificate of the Company executed by the Chief Financial Officer of the Company in the form of Exhibit B hereto.

(h)           Target’s Accountant’s Comfort Letter. At the time of the execution of this Agreement, the Representative and the Board of Directors of the Company shall have received from Wolf & Company, P.C. a letter dated such date, in form and substance satisfactory to the Representative, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to certain financial information contained in the Registration Statement, the General Disclosure Package and the Final Prospectus.

(i)            Target’s Bring-down Comfort Letter. At the Closing Time, the Representative and the Board of Directors of the Company shall have received from Wolf & Company, P.C. a letter, dated as of the Closing Time, to the effect that they reaffirm the statements made in the letter furnished pursuant to subsection (h) of this Section, except that the specified date referred to shall be a date not more than three business days prior to the Closing Time.

(j)             Listing Approval. The Securities shall be eligible for trading on the NYSE.

(k)            Lock-up Agreements. At the date of this Agreement, the Representative shall have received an agreement substantially in the form of Exhibit C hereto signed by the persons listed on Schedule D hereto.

(l)            Delivery of Prospectus. The Company shall have complied with the provisions hereof with respect to the furnishing of prospectuses, in electronic or printed format, no later than the New York business day prior to the Closing Time.

(m)           No Termination Event. On or after the date hereof, there shall not have occurred any of the events, circumstances or occurrences set forth in Section 9(a)(i).

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(n)           Conditions to Purchase of Option Securities. In the event that the Underwriters exercise their option provided in Section 2(b) hereof to purchase all or any portion of the Option Securities, the representations and warranties of the Company contained herein and the statements in any certificates furnished by the Company and any subsidiary of the Company hereunder shall be true and correct as of each Date of Delivery and, at the relevant Date of Delivery, the Representative shall have received:

(i)           Officers’ Certificate. A certificate, dated such Date of Delivery, of the Company executed by the President or a Vice President of the Company and by the chief financial or chief accounting officer of the Company confirming that the certificate delivered at the Closing Time pursuant to Section 5(d) hereof remains true and correct as of such Date of Delivery.

(ii)          Opinion of Counsel for Company. The opinion of Luse Gorman, P.C., counsel for the Company, in form and substance satisfactory to counsel for the Underwriters, to the effect set forth in Exhibit A hereto, dated such Date of Delivery, relating to the Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Section 5(b) hereof.

(iii)         Opinion of Counsel for Underwriters. The opinion of Skadden, Arps, Slate, Meagher & Flom LLP, counsel for the Underwriters, dated such Date of Delivery, relating to the Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Section 5(c) hereof.

(iv)         Company’s Bring-down Comfort Letter. A letter from PricewaterhouseCoopers LLP, in form and substance satisfactory to the Representative and dated such Date of Delivery, substantially in the same form and substance as the letter furnished to the Representative, pursuant to Section 5(f) hereof, except that the “specified date” in the letter furnished pursuant to this paragraph shall be a date not more than five days prior to such Date of Delivery.

(v)          Target’s Bring-down Comfort Letter . A letter from Wolf & Company, P.C., in form and substance satisfactory to the Representative and dated such Date of Delivery, substantially in the same form and substance as the letter furnished to the Representative, pursuant to Section 5(i) hereof, except that the “specified date” in the letter furnished pursuant to this paragraph shall be a date not more than five days prior to such Date of Delivery.

(vii)        CFO’s Certificate. A certificate, dated such Date of Delivery, of the Company executed by the Chief Financial Officer of the Company confirming that the certificate delivered at the Closing Time pursuant to Section 5(g) hereof remains true and correct as of such Date of Delivery.

(viii)       No Termination Event. On or after the date hereof, there shall not have occurred prior to the Date of Delivery any of the events, circumstances or occurrences set forth in Section 9(a)(i).

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(o)           DTC. At the Closing Time and each Date of Delivery (if any), the Securities shall be eligible for clearance, settlement and trading through the facilities of DTC.

(p)           No Legal Impediment to Issuance. No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any Governmental Entity that would, as of the Closing Time and each Date of Delivery (if any), prevent the offer, issuance or sale of the Securities; and no injunction or order of any federal, state or foreign court shall have been issued that would, as of the Closing Time and each Date of Delivery (if any), prevent the issuance or sale of the Securities.

(q)           Additional Documents. At the Closing Time and at each Date of Delivery (if any), counsel for the Representative shall have been furnished with such other documents as they may have reasonably requested for the purpose of enabling them to pass upon the issuance and sale of the Securities as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company in connection with the issuance and sale of the Securities as herein contemplated shall be satisfactory in form and substance to the Underwriters and counsel for the Underwriters.

(r)           Termination of Agreement. If any condition specified in this Section 5 shall not have been fulfilled when and as required to be fulfilled, this Agreement, or, in the case of any condition to the purchase of Option Securities on a Date of Delivery which is after the Closing Time, the obligations of the Underwriters to purchase the relevant Option Securities, may be terminated by the Underwriters by notice to the Company at any time at or prior to the Closing Time or such Date of Delivery, as the case may be, and such termination shall be without liability of any party to any other party except as provided in Section 4 and except that Sections 1, 4(a), 6, 7, 8 and 14 shall survive any such termination and remain in full force and effect.

SECTION 6.                  Indemnification.

(a)           Indemnification of Underwriters. The Company agrees to indemnify and hold harmless each Underwriter, their respective affiliates (as such term is defined in Rule 501(b) of the 1933 Act Regulations) (“Affiliates”), partners, directors, officers, employees and agents and each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act (each such person, a “controlling person”) as follows:

(i)           against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), including the Rule 430B Information, if applicable, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact included (A) in the Registration Statement, the General Disclosure Package or the Final Prospectus (or any amendment or supplement thereto) or (B) in any materials or information provided to investors by, or with the approval of, the Company in connection with the marketing of the offering of the Securities, including any roadshow

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or investor presentations made to investors by the Company (whether in person or electronically), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(ii)           against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that (subject to Section 6(d) below) any such settlement is effected with the written consent of the Company; and

(iii)          against any and all expense whatsoever, as incurred, including the fees and disbursements of counsel chosen by the Representative, reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii);

provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by the Underwriters expressly for use in the Registration Statement (or any amendment thereto), including the Rule 430B Information, if applicable, any Preliminary Prospectus, any Issuer-Represented Free Writing Prospectus, the General Disclosure Package or the Final Prospectus (or any amendment or supplement thereto); provided that the parties acknowledge and agree that the only written information that the Underwriters have furnished to the Company specifically for inclusion in the Registration Statement, the General Disclosure Package and the Final Prospectus (or any amendment or supplement thereto) is the concession and reallowance figures and references to stabilization and penalty bids appearing in the Final Prospectus in the section entitled “Underwriting,” including all subheadings thereunder (the “Underwriters’ Information”).

(b)           Indemnification of Company, Directors and Officers. Each Underwriter, severally and not jointly, agrees to indemnify and hold harmless the Company, its directors, each of its officers who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), including the Rule 430B Information, if applicable, or the General Disclosure Package or the Final Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with the Underwriters’ Information.

(c)           Actions against Parties; Notification. Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against

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it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. In the case of parties indemnified pursuant to Section 6(a) above, counsel to the indemnified parties shall be selected by the Underwriters, and, in the case of parties indemnified pursuant to Section 6(b) above, counsel to the indemnified parties shall be selected by the Company. An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. Notwithstanding the foregoing, the indemnified party or parties shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such indemnified party or parties unless (i) the employment of such counsel shall have been authorized in writing by one of the indemnifying parties in connection with the defense of such action, (ii) the indemnifying party or parties shall not have employed counsel to have charge of the defense of such action within a reasonable time after notice of commencement of the action, (iii) the indemnifying party or parties do not diligently defend the action after assumption of the defense, or (iv) such indemnified party or parties shall have reasonably concluded that there may be defenses available to it or them which are different from or additional to those available to one or all of the indemnifying parties (in which case the indemnifying parties shall not have the right to direct the defense of such action on behalf of the indemnified party or parties), in any of which events such fees and expenses shall be borne by the indemnifying parties. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 6 or Section 7 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

(d)           Settlement without Consent if Failure to Reimburse. If at any time an indemnified party shall have validly requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 6(a)(2) effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

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SECTION 7.                  Contribution. In order to provide for just and equitable contribution in circumstances under which the indemnification provided for in Section 6 hereof is for any reason held to be unavailable to an indemnified party or insufficient in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, on the one hand, and the Underwriters, on the other hand, from the offering of the Securities pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company, on the one hand, and the Underwriters, on the other hand, in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

The relative benefits received by the Company, on the one hand, and the Underwriters, on the other hand, in connection with the offering of the Securities pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Securities pursuant to this Agreement (before deducting expenses) received by the Company and the total underwriting discount and commissions received by the Underwriters bears to the aggregate initial offering price of the Securities.

The relative fault of the Company, on the one hand, and the Underwriters, on the other hand, shall be determined by reference to, among other things, whether any such untrue or alleged untrue statements of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 7. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 7 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

Notwithstanding the provisions of this Section 7, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which such Securities were sold by it to its investors exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.

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No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

For purposes of this Section 7, each person, if any, who controls an Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act and the respective partners, directors, officers, employees and agents of such Underwriter or any such controlling person shall have the same rights to contribution as such Underwriter, while each officer, employee, agent and director of the Company, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Company. The obligations of the Underwriters in this Section 7 to contribute are several in proportion to their respective underwriting obligations and not joint.

SECTION 8.                  Representations, Warranties and Agreements to Survive Delivery. All representations, warranties and agreements of the Underwriters, and the Company contained in this Agreement or in certificates of officers of the Company or any of its subsidiaries submitted pursuant hereto, shall remain operative and in full force and effect, regardless of any (i) investigation made by or on behalf of the Underwriters or their respective Affiliates, selling agents, officers, directors or controlling persons, or by or on behalf of the Company, and (ii) delivery of and payment for the Securities.

SECTION 9.                  Termination of Agreement.

(a)           Termination; General. The Representative may terminate this Agreement, by notice to the Company, at any time at or prior to Closing Time (i) if there has been, since the time of execution of this Agreement or since the respective dates as of which information is given in any Preliminary Prospectus, the General Disclosure Package or the Final Prospectus, any Material Adverse Change, (ii) if there has occurred any material adverse change in the financial markets in the United States, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, including without limitation as a result of terrorist activities, in each case the effect of which is such as to make it, in the judgment of the Representative, impracticable or inadvisable to market the Securities or to enforce contracts for the sale of the Securities, (iii) if trading in any securities of the Company has been suspended or materially limited by the Commission or the NYSE, or if trading generally on the NYSE or in the Nasdaq Global Select Market has been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by such system or by order of the Commission, FINRA or any other governmental authority, (iv) a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States or with respect to Clearstream or Euroclear Systems in Europe, or (v) if a banking moratorium has been declared by either Federal, New York or Massachusetts authorities.

(b)           Liabilities. If this Agreement is terminated pursuant to this Section, such termination shall be without liability of any party to any other party except as provided in

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Section 4 hereof, and provided further that Sections 1, 4(a), 6, 7, 8 and 14 shall survive such termination and remain in full force and effect.

SECTION 10.                Default by One or More of the Underwriters. If one or more of the Underwriters shall fail at Closing Time or a Date of Delivery to purchase the Securities which it is obligated to purchase under this Agreement (the “Defaulted Securities”), the Representative shall have the right, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting Underwriters or one or more other underwriters to purchase all, but not less than all, of the Defaulted Securities in such amounts as may be agreed upon and upon the terms herein set forth; if, however, the Representative shall not have completed such arrangements within such 24-hour period, then:

(a)           if the number of Defaulted Securities does not exceed 10% of the number of Securities to be purchased on such date, each of the non-defaulting underwriters shall be obligated, severally and not jointly, to purchase the full amount thereof in the proportions that their respective underwriting obligations hereunder bear to the underwriting obligations of all non-defaulting underwriters, or

(b)           if the number of Defaulted Securities exceeds 10% of the number of Securities to be purchased on such date, this Agreement or, with respect to any Date of Delivery which occurs after the Closing Time, the obligation of the Underwriters to purchase and of the Company to sell the Securities to be purchased and sold on such Date of Delivery shall terminate without liability on the part of any non-defaulting Underwriter.

No action taken pursuant to this Section shall relieve any defaulting Underwriter from liability in respect of its default.

In the event of any such default which does not result in a termination of this Agreement or, in the case of a Date of Delivery which is after the Closing Time, which does not result in a termination of the obligation of the Underwriter to purchase and the Company to sell the relevant Option Securities, as the case may be, either (i) the Representative or (ii) the Company shall have the right to postpone Closing Time or the relevant Date of Delivery, as the case may be, for a period not exceeding seven days in order to effect any required changes in the Registration Statement or the Final Prospectus or in any other documents or arrangements. As used herein, the term “Underwriter” includes any person substituted for an Underwriter under this Section 10.

SECTION 11.                 Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Underwriters shall be directed to the Representative at Sandler O’Neill & Partners, L.P., 1251 Avenue of the Americas, 6th Floor, New York, NY 10020, attention of General Counsel, with a copy to Skadden, Arps, Slate, Meagher & Flom LLP, Four Times Square, New York, New York, 10036-6522, attention of Phyllis G. Korff, Esq.; notices to the Company shall be directed to it at Berkshire Hills Bancorp, Inc., 24 North Street, Pittsfield, MA 01201, attention of Michael P. Daly, President and Chief Executive Officer, with a copy to Luse Gorman, PC, 5335 Wisconsin Avenue, NW, Suite 980, Washington, DC 20015, attention of Lawrence Spaccasi.

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SECTION 12.                 Parties. This Agreement shall inure to the benefit of and be binding upon the Underwriters and the Company and the controlling persons, directors, officers, employees and agents referred to in Sections 6 and 7 hereof and their respective successors and assigns. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Underwriters, the Company and their respective successors and assigns and the controlling persons and officers, directors, employees and agents referred to in Sections 6 and 7 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Underwriters and the Company and their respective successors and assigns, and said controlling persons, officers, directors, employees and agents and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Securities from the Underwriters shall be deemed to be a successor by reason merely of such purchase.

SECTION 13.                 No Fiduciaries. The Company acknowledges and agrees that (i) the purchase and sale of the Securities pursuant to this Agreement, including the determination of the public offering price of the Securities and any related discounts and commissions, is an arm’s-length commercial transaction between the Company, on the one hand, and the several Underwriters, on the other hand, (ii) in connection with the offering contemplated hereby and the process leading to such transaction each Underwriter is and has been acting solely as a principal and is not the agent or fiduciary of the Company, or the Company’s shareholders, creditors, employees or any other third party, (iii) no Underwriter has assumed or will assume an advisory or fiduciary responsibility in favor of the Company with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company on other matters) and no Underwriter has any obligation to the Company with respect to the offering contemplated hereby except the obligations expressly set forth in this Agreement, (iv) the Underwriters and their respective affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company, and (v) the Underwriters have not provided any legal, accounting, regulatory or tax advice with respect to the offering contemplated hereby and the Company has consulted its own legal, accounting, regulatory and tax advisors to the extent it deemed appropriate. The Company expressly acknowledges that Sandler O’Neill has acted as a financial advisor to, and rendered a fairness opinion to, Target in connection with the Company’s proposed acquisition of Target and that Sandler O’Neill has received a fee from Target for such services and will receive an additional fee upon the closing of the acquisition.

SECTION 14.                 GOVERNING LAW; JURISDICTION. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAW PRINCIPLES OF SAID STATE OTHER THAN SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW.

THE COMPANY ON BEHALF OF ITSELF AND THE SUBSIDIARIES HEREBY IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF THE FEDERAL AND NEW YORK STATE COURTS LOCATED IN THE CITY OF NEW YORK IN CONNECTION WITH ANY SUIT, ACTION OR PROCEEDING RELATED TO THIS

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AGREEMENT OR ANY OF THE MATTERS CONTEMPLATED HEREBY, IRREVOCABLY WAIVES ANY DEFENSE OF LACK OF PERSONAL JURISDICTION AND IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUIT, ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN ANY SUCH COURT. THE COMPANY ON BEHALF OF ITSELF AND THE SUBSIDIARIES IRREVOCABLY WAIVES, TO THE FULLEST EXTENT IT MAY EFFECTIVELY DO SO UNDER APPLICABLE LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT AND ANY CLAIM THAT ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

SECTION 15.                 General Provisions. This Agreement constitutes the entire agreement of the parties to this Agreement and supersedes all prior written or oral and all contemporaneous oral agreements, understandings and negotiations with respect to the subject matter hereof. The invalidity or unenforceability of any Section, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other Section, paragraph or provision hereof. If any Section, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable. This Agreement may be executed in two or more counterparts, each one of which shall be an original, but all of which together shall constitute one and the same instrument. The exchange of copies of this Agreement and of signature pages by facsimile or other electronic means shall constitute effective execution and delivery of this Agreement by the parties hereto and may be used in lieu of the original signature pages to this Agreement for all purposes. This Agreement may not be amended or modified unless in writing by all of the parties hereto, and no condition herein (express or implied) may be waived unless waived in writing by each party whom the condition is meant to benefit. The Article and Section headings herein are for convenience only and shall not affect the construction hereof.

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34

If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement among the Underwriters and the Company in accordance with its terms.

Very truly yours,

BERKSHIRE HILLS BANCORP, INC.

By:	/s/ Michael P. Daly
Name: Michael P. Daly
Title: President and Chief Executive Officer

CONFIRMED AND ACCEPTED,
as of the date first above written:

SANDLER O’NEILL & PARTNERS, L.P.

By:	/s/ Robert A. Kleinert
Name: Robert A. Kleinert
Title: An Officer of the Corporation

Schedule A

Underwriters	Number of Initial Securities to be Purchased	Number of Option Securities to be Purchased
Sandler O’Neill & Partners, L.P.	3,014,499	452,174
Piper Jaffray & Co.	1,623,191	243,479
Total	4,637,690	695,653

SCHEDULE B

Issuer General Use Free Writing Prospectuses

None.

SCHEDULE C

BERKSHIRE HILLS BANCORP, INC.

4,637,690 Shares of Common Stock

($0.01 Par Value Per Share)

1.	The initial public offering price for the Securities, determined as provided in said Section 2, shall be $34.50.

2.	The purchase price per share for the Securities to be paid by the Underwriters shall be $33.12, being an amount equal to the initial public offering price set forth above less $1.38 per share; provided that the purchase price per share for any Option Securities purchased upon the exercise of the option to purchase additional shares described in Section 2(b) shall be reduced by an amount per share equal to any dividends or distributions declared by the Company and payable on the Initial Securities but not payable on the Option Securities.

SCHEDULE D

List of Persons Subject to the Lock-Up Agreement:

Directors

Paul T. Bossidy

Robert M. Curley

Michael P. Daly

John B. Davies

J. Williar Dunlaevy

Cornelius D. Mahoney

Laurie Norton Moffatt

Richard J. Murphy

William J. Ryan

Patrick J. Sheehan

D. Jeffrey Templeton

Executive Officers

James M. Moses

Richard M. Marotta

Sean A. Gray

George F. Bacigalupo

Exhibit A

Form of Opinion of Counsel for Company

1.           Based solely on our review of the Delaware Certificate, the Company is duly incorporated and is validly existing and in good standing under the Delaware General Corporation Law (the “DGCL”).

2.           Based solely on our review of the Massachusetts Certificate, Berkshire Insurance Group, Inc. is duly incorporated and is validly existing and in good standing under the Massachusetts Business Corporation Act.

3.           Based solely on our review of the Massachusetts Commissioner of Banks Certificate, Berkshire Bank is a Massachusetts-chartered trust company and is authorized to transact the business of banking thereunder as of the date of the Massachusetts Commissioner of Banks Certificate.

4.           The Company has the corporate power and authority under the DGCL to execute and deliver the Underwriting Agreement and to consummate the issuance and sale of the Shares as contemplated thereby and to conduct its business as described in the Final Prospectus.

5.           The Company and each of its subsidiaries is duly qualified to do business as a foreign corporation or foreign organization in good standing in Connecticut, Massachusetts, New Jersey, New York, Pennsylvania and Vermont.

6.           Each of the Underwriting Agreement and the Merger Agreement has been duly authorized, executed and delivered by all requisite corporate action on the part of the Company under the DGCL.

7.           Neither the execution and delivery by the Company of the Underwriting Agreement nor the Merger Agreement, nor the consummation by the Company of transactions or the issuance and sale of the Shares contemplated thereby: (i) conflicts with the Organizational Documents, (ii) constitutes a violation of, or a default under, any Scheduled Contract, (iii) contravenes any Scheduled Order or (iv) violates any law, rule or regulation of the State of New York, the United States of America or the DGCL.

8.           Neither the execution and delivery by the Company of the Underwriting Agreement nor the Merger Agreement, nor the consummation by the Company of the transactions or issuance and sale of the Shares contemplated thereby, requires the consent, approval, licensing or authorization of, or any filing, recording or registration with, any governmental authority under any law, rule or regulation of the State of New York, the United States of America or the DGCL, except for those consents, approvals, licenses and authorizations already obtained and those filings, recordings and registrations already made.

9.           The Shares have been duly authorized by all requisite corporate action on the part of the Company under the DGCL, and when the Shares are delivered to and paid for by the Underwriters in accordance with the terms of the Underwriting Agreement, will be validly issued, fully paid and nonassessable and free and clear of any preemptive rights or any similar rights arising under the DGCL, the Organizational Documents or any Scheduled Contract.

10.          The capital stock of the Company conforms as to legal matters to the description thereof contained under the caption “Description of Common Stock” in the General Disclosure Package and the Final Prospectus.

11.          All of the issued and outstanding capital stock or membership interests of each subsidiary of the Company are owned by the Company, free and clear of all liens, encumbrances and any other defects.

12.          To the best of our knowledge, there are no contracts, agreements or understandings between the Company and any person granting such person registration rights, except as disclosed in the General Disclosure Package and the Final Prospectus.

13.          None of the Organizational Documents, the Scheduled Contracts or the laws of the state of Delaware grant any preemptive or similar rights to the stockholders of the Company.

14.          The statements in the Final Prospectus and the General Disclosure Package under the caption “Prospectus Supplement Summary - Entry into an Agreement and Plan of Merger with Commerce,” insofar as such statements purport to summarize certain provisions of the Merger Agreement, fairly summarize such provisions in all material respects.

15.          The statements in the Final Prospectus and the General Disclosure Package under the caption “Underwriting,” insofar as such statements purport to summarize certain provisions of the Underwriting Agreement, fairly summarize such provisions in all material respects.

16.          Each of the Company and Berkshire Bank is not and, solely after giving effect to the offering and sale of the Shares and the application of the proceeds thereof as described in the Final Prospectus, will not be an “investment company” as such term is defined in the Investment Company Act of 1940, as amended.

17.          The Registration Statement became effective on October 15, 2015, and each of the Preliminary Prospectus and the Final Prospectus was filed with the SEC pursuant to subparagraph (5) of Rule 424(b) within the time period required by Rule 424(b), and, to the best of our knowledge, no stop order suspending the effectiveness of the Registration Statement or any part thereof has been issued and no proceedings for that purpose have been instituted or are pending or threatened under the 1933 Act.

18.          Each of the Registration Statement and the Final Prospectus, and each amendment or supplement thereto, as of their respective effective times or issue dates, complied as to form in all material respects with the requirements of the 1933 Act and the Rules and Regulations.

19.          The authorized, issued and outstanding capital stock of the Company is as set forth in the General Disclosure Package and the Final Prospectus in the column entitled

"Actual" under the caption "Capitalization" (except for subsequent issuances, if any, pursuant to this Agreement, pursuant to reservations, agreements or employee benefit plans referred to in the Final Prospectus or pursuant to the exercise of convertible securities or options referred to in the Final Prospectus). All of the shares of the Company's issued and outstanding capital stock have been duly authorized and validly issued and are fully paid and non-assessable, and none of the outstanding shares of capital stock were issued in violation of the preemptive or other similar rights of any securityholder of the Company.

Exhibit B

Form of CFO’s Certificate

Pursuant to Section 5(g) of the Underwriting Agreement (the “Underwriting Agreement”), dated May 22, 2017, between Berkshire Hills Bancorp, Inc., a Delaware corporation (the “Company”), and Sandler O’Neill & Partners, L.P. as representative of the several underwriters (collectively, the “Underwriters”), I, James M. Moses, do hereby certify that I am Senior Executive Vice President and Chief Financial Officer of the Company, and, in my capacity as such, do hereby certify on behalf of the Company that, as of the date hereof:

1.	I am furnishing this certificate in connection with the offering of 4,637,690 shares of the Company’s common stock, par value $0.01 per share (the “Offering”), as described in the preliminary prospectus supplement, dated May 22, 2017 (the “Preliminary Prospectus”).

2.	I am knowledgeable with respect to the accounting records and internal accounting practices, policies, procedures and controls of the Company and its subsidiaries and have responsibility for financial and accounting matters with respect to the Company and its subsidiaries.

3.	I have carefully reviewed each of the items identified by you and marked with an “A” on certain pages of the Preliminary Prospectus and the documents incorporated by reference therein attached hereto as Exhibit A (the “Information”). In connection with the preparation of the Information, I have made such review and inquiries as I have deemed necessary to confirm the accuracy and completeness of such data. To the best of my knowledge, the Information fairly and accurately states the information presented therein.

This Officer’s Certificate is being furnished to the Underwriters solely for their benefit in connection with the Offering. This Officer’s Certificate may be relied upon by the Underwriters and their counsel solely for this purpose.

Exhibit C

Form of Lock-Up Agreement

Berkshire Hills Bancorp, Inc.

Public Offering of Common Stock

May 22, 2017

Sandler O’Neill & Partners, L.P.

As Representative (as defined below)

1251 Avenue of the Americas, 5th Floor

New York, New York 10020

Ladies and Gentlemen:

The undersigned understands that you, either as sole underwriter or as representative of one or more underwriters, propose to enter into an Underwriting Agreement (the “Underwriting Agreement”) with Berkshire Hills Bancorp, Inc., a Delaware corporation (the “Company”), providing for a public offering (the “Offering”) of shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”), pursuant to an effective Registration Statement on Form S-3ASR (File No. 333-207429). As used herein, the term “Representative” means Sandler O’Neill & Partners, L.P., whether acting as the sole underwriter or as representative of the one or more underwriters named in the Underwriting Agreement and the term “Underwriters” means either the sole underwriter or the several underwriters, as the case may be, named in the Underwriting Agreement. Capitalized terms used herein and not otherwise defined shall have the meaning set forth in the Underwriting Agreement.

In consideration of the agreement by the Underwriters to participate in the Offering, and for other good and valuable consideration, receipt of which is hereby acknowledged, the undersigned hereby agrees that (other than as set forth below), during the period beginning on and including the date of the prospectus supplement relating to the Offering (the “Prospectus Supplement”) through and including the date that is 90 days after the date of the Prospectus Supplement, the undersigned will not (i) sell, offer, agree to sell, contract to sell, hypothecate, pledge, grant any option to purchase, make any short sale of or otherwise dispose of or hedge, directly or indirectly, any shares of Common Stock, any securities of the Company that are substantially similar to shares of Common Stock, or any securities of the Company that are convertible into, repayable with, exchangeable or exercisable for, or that represent the right to receive any shares of Common Stock or any securities that are substantially similar to the Common Stock, whether now owned or hereafter acquired, owned directly by the undersigned (including holding as a custodian) or with respect to which the undersigned now or hereafter has or may be deemed to have beneficial ownership in accordance with the rules and regulations of the Securities and Exchange Commission (collectively, the “Undersigned’s Shares”) or (ii) publicly announce an intention to do any of the foregoing, without, in each case, the prior written consent of Sandler O’Neill & Partners, L.P.

The foregoing restrictions are expressly agreed to preclude the undersigned from engaging in any hedging or other transaction or arrangement that is designed to, or which reasonably could be expected to, lead to or result in a sale, disposition or transfer, in whole or in part, of any of the economic consequences of ownership of the Undersigned’s Shares, whether such transaction is to be settled by delivery of Common Stock or other securities, in cash or otherwise, even if such shares or other securities would be disposed of by someone other than the undersigned. Such prohibited hedging or other transactions would include, without limitation, any short sale or any purchase, sale or grant of any right (including, without limitation, any put or call option) with respect to any of the Undersigned’s Shares or with respect to any security that includes, relates to, or derives any significant part of its value from the Undersigned’s Shares.

Notwithstanding the foregoing, the undersigned may transfer the Undersigned’s Shares (i) as a bona fide gift or gifts; (ii) to any trust for the direct or indirect benefit of the undersigned or the immediate family of the undersigned; (iii) to any corporation, partnership, limited liability company or similar entity of which all of the beneficial ownership interests are held by the undersigned or the immediate family of the undersigned; (iv) if the undersigned is a corporation, partnership, limited liability company or similar entity, to partners, members or stockholders of the undersigned; (v) by will, other testamentary document or intestate succession to the legal representative, heir, beneficiary or a member of the immediate family of the undersigned; (vi) pursuant to a domestic order or a negotiated divorce settlement; (vii) pursuant to a bona fide third party tender offer, merger, consolidation or other similar transaction made to holders of the Common Stock involving a change of control of the Company, provided that in the event that the tender offer, merger, consolidation or other such transaction is not completed, the Undersigned’s Shares shall remain subject to the restrictions contained in this letter agreement (this “Agreement”); and (viii) to be sold by the undersigned pursuant to the Underwriting Agreement, if any; provided that in any transfer or disposition pursuant to clauses (i)-(vi) of this paragraph, each transferee, distributee or recipient of such Undersigned’s Shares agrees to be bound by the same restrictions in place for the undersigned pursuant to this Agreement for the duration that such restrictions remain in effect at the time of transfer and executes and delivers to Sandler O’Neill & Partners, L.P. a lock-up letter substantially in the form of this Agreement; provided further that in any transfer or disposition pursuant to clauses (i)-(iv) of this paragraph, no public disclosure (including a report filed with the Securities and Exchange Commission) of such transaction shall be made.

The foregoing restrictions shall also not apply to (i) shares of Common Stock acquired by the undersigned in open market transactions after the completion of the Offering provided that no public filing by any person under the Securities Exchange Act of 1934, as amended (the “1934 Act”), or other public disclosure of such transaction shall be made, (ii) the settlement of restricted stock units on a “net” basis or any other withholding of shares of Common Stock by the Company upon vesting and/or settlement of restricted stock and/or restricted stock units or the exercise by the undersigned of stock options (including the “cashless” exercise of a stock option, provided that such transaction does not include the sale of any shares of common stock in the public marketplace) provided that (x) the underlying shares of Common Stock received by the undersigned shall continue to be subject to the restrictions on transfer set forth in this Agreement, (y) the Company becomes the owner of the shares of Common Stock surrendered in the net exercise and (z) no public filing by any person under the 1934 Act, or other public disclosure of such transaction, shall be made other than any required filing by any person under the 1934 Act or other public disclosure required to be made by law or regulation (including, without limitation, any filing required by Section 16 of the 1934 Act) and (iii) the establishment of a trading plan pursuant to Rule 10b5-l(c) under the 1934 Act for the transfer of Common Stock, provided that such plan does not provide for any transfers of the Undersigned’s Shares, and no public disclosure (including a report filed with the Securities and Exchange Commission) of the establishment of such plan shall be made, in each case during the 90-day restricted period pursuant to this Agreement. For purposes of this paragraph, “immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin. The undersigned also agrees and consents to the entry of stop transfer instructions with the Company and the applicable registrars and transfer agents against the transfer of the Undersigned’s Shares, except in compliance with the foregoing restrictions. In furtherance of the foregoing, the Company and the applicable registrars and transfer agents are hereby authorized to decline to make any transfer of securities if such transfer would constitute a violation or breach of this Agreement.

The undersigned understands that the Company and the Underwriters are relying upon this Agreement in proceeding toward consummation of the Offering. The undersigned represents and warrants that the undersigned has full power and authority to enter into and perform this Agreement. The undersigned further understands that this Agreement is irrevocable and agrees that the provisions of this Agreement shall be binding also upon the successors, assigns, heirs and personal representatives of the undersigned.

The undersigned understands that, (i) if the Underwriting Agreement (other than the provisions thereof which survive termination) shall terminate or be terminated prior to payment for and delivery of the Common Stock to be sold thereunder (other than any shares of Common Stock subject to the Underwriters’ option to purchase additional securities), (ii) if the Company, on the one hand, or the Representative, on the other hand, advises the undersigned in writing, prior to the execution of the Underwriting Agreement, that it has determined not to proceed with the Offering, or (iii) if the Underwriting Agreement has not been entered into by June 30, 2017, the undersigned shall be released from all obligations under this Agreement.

This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

[Signature Page to Follow]

Yours very truly,

Signature

Name

Address